Exhibit 3.1

CERTIFICATE OF OWNERSHIP AND MERGER
OF
CRYSTAL ROCK HOLDINGS, INC.
WITH AND INTO
VERMONT PURE HOLDINGS, LTD.
__________________________________________

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

__________________________________________

Vermont Pure Holdings, Ltd., a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of Crystal Rock Holdings, Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation under the name of Crystal Rock Holdings, Inc.:

FIRST:	The Company and the Subsidiary are each incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and are the constituent corporations in the Merger.

SECOND:	The Company owns all of the outstanding shares of capital stock of the Subsidiary.

THIRD:
The Board of Directors of the Company, by the following resolutions adopted by unanimous written consent April 8, 2010, duly determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

WHEREAS, Vermont Pure Holdings, Ltd., a Delaware corporation (the “Company”), owns all of the outstanding shares of the capital stock of Crystal Rock Holdings, Inc., a Delaware corporation (the “Subsidiary”); and

WHEREAS, the Board of Directors of the Company has deemed it advisable that the Subsidiary be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;

NOW, THEREFORE, BE IT AND IT HEREBY IS

RESOLVED, that the Subsidiary be merged with and into the Company (the “Merger”); and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is further

RESOLVED, that the certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article FIRST thereof shall be amended to read in its entirety as follows:

FIRST:  The name of the corporation is Crystal Rock Holdings, Inc.

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a certificate of ownership and merger for the purpose of effecting the merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger; and it is further

RESOLVED, that the proper officers of the Company be and they hereby are authorized and directed to effect the change of name described in these resolutions in the Company’s by-laws, employee benefit plans, financing statements, registries of deeds, tax returns, domain names and all such other agreements, documents, instruments and signage as they may determine to be necessary, appropriate or desirable.

FOURTH:            The Company shall be the surviving corporation of the Merger.

FIFTH:
The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except as Article FIRST thereof shall be amended to read in its entirety as follows:

FIRST:  The name of the corporation is Crystal Rock Holdings, Inc.

SIXTH:
This Certificate of Ownership and Merger, the Merger effected hereby, and the amendment to the certificate of incorporation of the Company effected thereby shall become effective at 12:01 a.m. Eastern Time on May 1, 2010.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 20th day of April, 2010.

VERMONT PURE HOLDINGS, LTD.

By:	/s/ Bruce S. MacDonald
Bruce MacDonald, VP/CFO